Ex. 10.2

THIRD AMENDMENT TO
AMENDED AND RESTATED SALE AND SERVICING AGREEMENT

THIRD AMENDMENT TO AMENDED AND RESTATED SALE AND SERVICING AGREEMENT (this “Amendment”) dated as of August 6, 2010, by and among SILVERLEAF FINANCE IV, LLC a Delaware limited liability company, as purchaser (the “Purchaser”), SILVERLEAF RESORTS, INC., a Texas corporation, as seller and servicer (the “Seller”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”), Backup Servicer and Account Intermediary.

WHEREAS, the parties hereto have entered into the Amended and Restated Sale and Servicing Agreement, dated as of December 22, 2006, by and among the Purchaser, the Seller, and the Trustee (as amended from time to time, the “Agreement”). Capitalized terms used in this Amendment have the meanings given such terms in the Agreement, except as provided otherwise herein; and
WHEREAS, Section 11.1 of the Agreement permits the Agreement to be amended from time to time pursuant to the conditions set forth therein.
NOW THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendments.
(a)    Section 3.1(a)(ii) of the Agreement is hereby amended by
(i)    replacing clause (B) thereof in its entirety with the following:
“(B) after the pledge of each Related Receivable pursuant to the Indenture, the weighted average Timeshare Loan Rate of all the Eligible Timeshare Loans that are included in the determination of Net Eligible Receivable Balance shall be no less than 15% and the weighted average original term to maturity of all the Eligible Timeshare Loans that are included in the determination of Net Eligible Receivable Balance shall not exceed 108 months;”

and

(ii)    replacing clause (C) thereof in its entirety with the following:
“(C) after the pledge of each Related Receivable pursuant to the Indenture, the Aggregate Principal Balance of Eligible Timeshare Loans with a related Obligor having a FICO score of greater than or equal to 500 and less than 600 as of the date of origination of such Timeshare Loan shall not exceed 7.00% of the Aggregate Principal Balance of all Eligible Receivables;”.

(b)    Article VII of the Agreement is hereby amended by adding the following after Section 7.2 thereof:

“Section 7.3    Future Term Securitizations.    The Purchaser and the Seller agree that

in the event that Silverleaf (whether directly, or through or involving any of its subsidiaries or affiliates) executes a term securitization of timeshare loans during any period when there remains any outstanding principal balance under the Notes (or under the Class A Notes or Class B Notes, following the S&P Rating Restructuring), not less than a pro rata amount of Timeshare Loans (constituting the same proportion of Timeshare Loans, by outstanding principal balance, that the aggregate principal amount of timeshare loans to be securitized in such term securitization bears to the aggregate principal amount of all timeshare loans, including the Timeshare Loans, available to Silverleaf for inclusion in such term securitization) shall be included as part of the timeshare loans being securitized by purchase from the Purchaser (and Silverleaf shall cause any of its subsidiaries or affiliates involved in such term securitization to abide by such requirement). Such inclusion shall be at a release price not less than the greater of (i) the allocable principal amount advanced against such Timeshare Loans under the term securitization plus all accrued and unpaid interest on such Timeshare Loans as of the date of purchase and (ii) the amount necessary to be received by the Purchaser and allocated as Available Funds such that, after giving effect to the release and transfer of such Timeshare Loans, no Borrowing Base Deficiency under the Notes (or under the Class A Notes or Class B Notes, following the S&P Rating Restructuring) would exist.”

(c)    Exhibit B, “Eligibility Criteria” is hereby amended by

(i)    replacing clause (d) thereof, currently reading

“(d)    as of the related Cutoff Date, no principal or interest due with respect to the Timeshare Loan is thirty (30) days or more delinquent;”

in its entirety with the following:

“(d)    as of the related Cutoff Date (i) at least six (6) consecutive Scheduled Receivable Payments on the Timeshare Loan shall have been received (in each case in the full amount and not more than thirty (30) days past the due date) and (ii) no principal or interest due with respect to the Timeshare Loan is thirty (30) days or more delinquent;”

and

(ii)    replacing clause (iii) thereof, currently reading

“(iii) The Obligor had a FICO Score of at least 500 at the time such Obligor purchased the related Timeshare Property (except with respect to Obligors for whom no FICO score is available, to the extent permitted under clause (v) of the definition of “Overconcentration Amount”).”

in its entirety with the following:

“(iii) The Obligor had a FICO Score of at least 500 at the time such Obligor purchased the related Timeshare Property.”

(d)    The following definitions are hereby added to Annex A, to appear in correct alphabetical order:

“Class A Notes” has the meaning assigned to such term in Section 7.02(b) of the Note Purchase Agreement.

“Class B Notes” has the meaning assigned to such term in Section 7.02(b) of the Note Purchase Agreement.

“Required Restructuring Event” has the meaning assigned to such term in Section 7.02(b) of the Note Purchase Agreement.

“S&P Rating Restructuring” has the meaning assigned to such term in Section 7.02(b) of the Note Purchase Agreement.

(e)    The definition of “Funding Termination Event” in Annex A is hereby amended by deleting the “and” appearing before clause (vii) thereof and adding the following after clause (vii) and before the ending period:
“; (viii) the failure of any of Silverleaf or the Purchaser to comply with its undertakings in respect of obtaining a rating of the Notes set forth in Section 7.02(a) of the Note Purchase Agreement or to effect the S&P Rating Restructuring described in Section 7.02(b) of the Note Purchase Agreement or to procure the ratings on the Class A Notes and Class B Notes described in Section 7.02(c) of the Note Purchase Agreement, in each case by the respective dates required in such Section 7.02(a) and, in respect of the S&P Rating Restructuring and procurement of ratings on the Class A Notes and Class B Notes, Section 7.02(c), as applicable); and (ix) the failure of any of Silverleaf or the Purchaser to comply with their respective undertakings concerning future term securitizations as set forth at Section 7.3 hereof.”

(f)    The definition of “Net Spread” in Annex A is amended by replacing the phrase in clause (x) thereof, currently reading

“(x) weighted average Timeshare Loan Rate of the Eligible Timeshare Loans minus”

in its entirety with the following:

“(x) weighted average Timeshare Loan Rate of the Eligible Timeshare Loans included in the determination of Net Eligible Receivable Balance minus”.

(g)    The definition of “Note Interest Rate” in Annex A is amended by replacing the proviso at the end of such definition, currently reading

“provided, however, that the Note Interest Rate will in no event be higher than the maximum rate permitted by law”

in its entirety with the following:

“provided, however, that the Note Interest Rate will in no event (A) be less than 6.00% per annum (or 6.75% per annum, following a failure to obtain the rating of the Notes described in Section 7.02(a) of the Note Purchase Agreement or to effect the S&P Rating Restructuring described in Section 7.02(b) of the Note Purchase

Agreement or to procure the ratings on the Class A Notes and the Class B Notes described in Section 7.02(c) of the Note Purchase Agreement, in each case by the respective dates required in such Section 7.02(a) and, in respect of the S&P Rating Restructuring and the procurement of the ratings on the Class A Notes and Class B Notes, Section 7.02(c), as applicable) or (B) be higher than the maximum rate permitted by law.”

(h)    The definition of “Noteholder Excess Principal Event” is hereby amended by inserting the phrase “included in the determination of Net Eligible Receivable Balance” immediately following each of the following phrases contained in clauses (iii)(B), (iii)(D) and (iii)(E) therein, respectively: “related to the Eligible Receivables”, “all the Eligible Timeshare Loans” and “all the Eligible Timeshare Loans”.
(i)    The definition of “Overconcentration Amount” in Annex A is hereby amended by
(i)    replacing clause (v) thereof, currently reading
“(v)    the amount by which the sum of the Aggregate Principal Balance of all Eligible Receivables with Obligors in respect of which no FICO score is available exceeds 3% of the Aggregate Principal Balance of all Eligible Receivables at such time;”
in its entirety with the following:
“(v) [Reserved];”
and
(ii)    replacing clause (x) thereof, currently reading
“(x) the amount by which the sum of the Aggregate Principal Balance of all Eligible Receivables relating to Timeshare Loans with a related Obligor having a FICO score of greater than or equal to 500 and less than 600 as of the date of origination of such Timeshare Loan exceeds, in the aggregate, 20% of the Aggregate Principal Balance of all Eligible Receivables at such time;”
in its entirety with the following:
“(x) the amount by which the sum of the Aggregate Principal Balance of all Eligible Receivables relating to Timeshare Loans with a related Obligor having a FICO score of greater than or equal to 500 and less than 600 as of the date of origination of such Timeshare Loan exceeds, in the aggregate, 7.00% of the Aggregate Principal Balance of all Eligible Receivables at such time;”.

(j)    The definition of “Qualified Substitute Timeshare Loan” is hereby amended by inserting the phrase “included in the determination of Net Eligible Receivable Balance” immediately following the phrase “weighted average coupon rate of the Timeshare Loans” contained in clause (iii) therein.
(k)    The definition of “Required Credit Enhancement” in Annex A is hereby amended by replacing the entire definition, including the table identified in the first paragraph thereof as the “matrix”, in its entirety with the following:
““Required Credit Enhancement” means 25%.”.

(l)    The definition of “Weighted Average FICO Score” currently reading
“Weighted Average FICO Score” means the weighted average FICO score of all the Obligors in respect of Eligible Receivables at the time such Obligors purchased the related Timeshare Property. For the purposes of determining the Weighted Average FICO Score, Obligors for whom no FICO score is available will be deemed to have a FICO score of 550.”
is hereby replaced in its entirety with the following:

“Weighted Average FICO Score” means the weighted average FICO score, at the time such Obligors purchased the related Timeshare Property, of all the Obligors in respect of Eligible Receivables that are included in the determination of Net Eligible Receivable Balance.”

(m)    The definition of “Weighted Average Seasoning” currently reading
“Weighted Average Seasoning” means, with respect to all Eligible Receivables, the weighted average number of months elapsed origination of the Eligible Receivables.”
is hereby replaced in its entirety with the following:

“Weighted Average Seasoning” means, with respect to all Eligible Receivables included in the determination of Net Eligible Receivable Balance, the weighted average number of months elapsed origination of such Eligible Receivables.”

2.	Conditions to Effectiveness.
This Amendment shall be effective upon (i) delivery to the Note Purchaser of counterparts hereof executed by each of the parties hereto, (ii) delivery to the Note Purchaser of executed counterparts of the Second Amendment to Note Purchase Agreement being entered into concurrently with this Amendment, (iii) delivery to the Note Purchaser of executed legal opinions of counsel to the Seller and the Purchaser each in form and substance satisfactory to the Note Purchaser, (iv) delivery to the Note Purchaser of such evidence of authorization or other required entity action of the Seller and the Purchaser, incumbency, good standing and other matters as may be required by the Note Purchaser, in each case in form and substance satisfactory to the Note Purchaser and (v) the representations and warranties of the Seller and the Purchaser referred to in Section 3(a) below are accurate as of the date hereof (or as of the date otherwise deemed made, as applicable).

3.	Miscellaneous.
(a)Each of the Seller and the Purchaser hereby certifies that its representations and warranties set forth any Basic Document, in each case to the extent that such representations and warranties are deemed repeated on each Settlement Date, Determination Date or the date of any Advance pursuant to the terms of any such Basic Document, are true and correct on the date hereof with the same force and effect as if made on the date hereof. In addition, the Seller and the Purchaser each represents and warrants that (i) no Event of Default or other Funding Termination Event (nor any event that but for notice or lapse of time or both would constitute an Event of Default or other Funding Termination Event) shall have occurred and be continuing as of the date hereof nor shall any of the foregoing occur due to this Amendment becoming effective, (ii) the Seller and the Purchaser each has the entity power and authority to execute and deliver this Amendment and has taken or caused to be taken all necessary entity actions to authorize the execution and delivery of this Amendment, (iii) this Amendment constitutes the valid and binding obligation of the Seller and the Purchaser, enforceable in accordance with its terms and (iv) no consent of any other person (including, without limitation, equityholders or creditors of the Seller or the Purchaser) and no action of or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution and performance of this Amendment, other than such that have been obtained.
(b)The Agreement, as amended hereby, is hereby ratified and confirmed in all respects and remains in full force and effect in accordance with its terms.
(c)All references in any Basic Document to the Agreement shall mean the Agreement as amended hereby.
(d)This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.
(e)THIS AMENDMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.
(f)The headings of the several sections of this Amendment are for convenience only and shall not affect the construction hereof.
(g)This Amendment shall be deemed to be a Basic Document under the Indenture and the other Basic Documents.

[signatures follow]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

SILVERLEAF FINANCE IV, LLC By: /s/ HARRY J. WHITE, JR. Name: Harry J. White, Jr. Its: Chief Financial Officer

SILVERLEAF RESORTS, INC. By: /s/ HARRY J. WHITE, JR. Name: Harry J. White, Jr. Its: Chief Financial Officer

WELLS FARGO BANK, NATIONAL
ASSOCIATION, in its capacity as Trustee By: /s/ SUE DIGNAN Name: Sue Dignan Its: Vice President